UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

AMERICAN PENSION INVESTORS TRUST

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

YORKTOWN FUNDS CALL CENTER OUTBOUND SCRIPT

Hello, my name is (CSR FULL NAME).

May I please speak with (SHAREHOLDER’S FULL NAME)?

(Repeat the greeting if necessary)

I am calling on a recorded line regarding your current investment in (FUND NAME). Materials were sent to you for the upcoming Special Meeting of Shareholders scheduled to take place on August 18th, 2023, and at this time we have not yet received your vote. Information about the Special Meeting of Shareholders for the Yorktown Funds has been provided to you because you were a shareholder of record of the Fund on June 20, 2023. For ease of reference, the Prospectus/Proxy Statement is located at: https://proxyvotinginfo.com/p/api2023. Please confirm that you have received the Prospectus/Proxy Statement dated July 7, 2023. This Prospectus/Proxy Statement has been filed with the U.S. Securities and Exchange Commission. The Board of Trustees are recommending a vote in favor of the proposal. Would you like to vote along with the recommendations?

(Pause for shareholder’s response)

If YES or a positive response from the shareholder:
(Proceed to confirmation)

If NO or a shareholder hasn’t received information:

Shareholders are being asked to approve an Agreement and Plan of Reorganization, pursuant to which the Yorktown Capital Appreciation Fund (“Capital Appreciation Fund”) will transfer all of its assets to Yorktown Small Cap Fund (“Small Cap Fund”) and to approve an Agreement and Plan of Reorganization, pursuant to which the Yorktown Master Allocation Fund (“Master Allocation Fund”) will transfer all of its assets to the Yorktown Growth Fund (“Growth Fund”) .

With that being said, your Board of Trustees are recommending shareholders vote in favor. Would you like to vote along with the Board’s recommendations?

(Pause for shareholder’s response) (If Shareholder has additional questions refer to factsheet)

If shareholder still chooses not to vote:

I understand you do not wish to vote at this time thank you and have a great day.

If Yes or a positive response from the shareholder:

(Refer to factsheet)

Shareholder Not Available:

We can be reached toll-free at 1 866-891-8745, Monday through Friday between the hours of 10:00 AM and 10:00 PM Eastern time. Your time today is appreciated. Thank you and have a good day.

Confirming the vote with the shareholder:

I am recording your vote (RECAP VOTING INSTRUCTIONS FOR ALL PROPOSALS) on all accounts.

For confirmation purposes please state your full name.

(Pause for shareholder’s response)

According to our records, you reside in (city, state, zip code).

(Pause for shareholder’s response)

To ensure that we have the correct address for the letter confirming your vote, please state your street address.

(Pause for shareholder’s response)

Thank you. You will receive written confirmation of this vote within 3 to 5 business days. Upon receipt, please review and retain for your records. If you should have any questions, please call the toll-free number listed in the letter. Mr./Mrs./Ms. (SHAREHOLDER’S LAST NAME), your vote is important and your time today is appreciated. Thank you and have a good (MORNING, AFTERNOON, EVENING).

FOR MSFS and DA PURPOSES ONLY	Updated: 7/26/2023